Registration No. 333-47143


                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO.  1

                                   to

                                FORM S-8
                           REGISTRATION STATEMENT
                                  Under
                          The Securities Act of 1933


                          Jefferson Smurfit Corporation
            (Exact name of registrant as specified in its charter)





         Delaware                	               43-1531401
(State or other jurisdiction of      	I.R.S. Employer Identification No.)
incorporation or organization)


                          8182 Maryland Avenue
                        St. Louis, Missouri            63105
            (Address of principal executive offices) (zip code)



       Jefferson Smurfit Corporation (U.S.)  Management Incentive Plan
                         (Full title of the plan)


                            Patrick J. Moore
                 Vice President and Chief Financial Officer
                      Jefferson Smurfit Corporation
                           8182 Maryland Avenue
                         St. Louis, Missouri 63105
                  (Name and address of agent for service)


                              (314) 746-1100
            (Telephone number, including area code, of agent for service)


                            __________________


                            Amending an Exhibit

                                  PART II


Item 8.      Exhibits.

Exhibit No.  Description

     5.1     Opinion of Michael E. Tierney, Esq.  (filed herewith).

    23.1     Consent of Michael E. Tierney, Esq.  (included in Exhibit 5.1).

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, Missouri on the 26th day of March, 1998.

                                           Jefferson Smurfit Corporation
                                           By:  /s/ Patrick J. Moore
                                                    Patrick J. Moore
                                                    Vice President and
                                                    Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




Signature                     Title                           Date

Michael W.  Smurfit*         Chairman of the Board and
                             Director

Richard W.  Graham*          President, Chief Executive
                             Officer and Director
                             (Principal Executive Officer)

/s/ Patrick J. Moore
Patrick J. Moore             Vice President and               March 26, 1998
                             Chief Financial
                             Officer (Principal Accounting
                             Officer)

Leigh J.  Abramson*          Director

Alan E.  Goldberg*           Director

Michael Janson*              Director

G. Thompson Hutton*          Director

Howard E.  Kilroy*           Director

James E.  Terrill*           Director

Thomas A.  Reynolds, III*    Director


*By: /s/Patrick J. Moore                                   March 26, 1998
        Patrick J. Moore
        Attorney-In-Fact

	                            EXHIBIT INDEX


Exhibi					                                       	   	   	Sequential
Number       		     		Description		                        Page Number


 5.1		Opinion of Michael E. Tierney, Esq.

23.1  Consent of Michael E. Tierney, Esq.
      (included in Exhibit 5.1 hereto)

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